INVESTOR PRESENTATION Q4 2021

2 The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Other factors that could cause or contribute to such impact include, but are not limited to: • the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for credit losses ("ACL") on loans and provision for credit losses on loans that may be effected by deterioration in economic conditions, which may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our ACL on loans no longer being adequate to cover actual losses, and require us to increase our ACL on loans; • changes in economic conditions either nationally or in our market areas; • changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; the transition away from LIBOR toward new interest rate benchmarks; • the risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; • fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; • results of examinations of us by the bank regulators, including the possibility that any such regulatory authority may, among other things, initiate an enforcement action against the Company or our bank subsidiary which could require us to increase our ACL on loans, write-down assets, change our regulatory capital position, affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements on us, any of which could affect our ability to continue our growth through mergers, acquisitions or similar transactions and adversely affect our liquidity and earnings; • our ability to control operating costs and expenses; • increases in premiums for deposit insurance; • the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; • staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; • disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; • our ability to retain key members of our senior management team; • costs and effects of litigation, including settlements and judgments; • our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; • increased competitive pressures among financial service companies; • adverse changes in the securities markets; • inability of key third-party providers to perform their obligations to us; • changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the FASB, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods and as a result of the CARES Act and the CA Act; and • other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services, including from the CARES Act, CA Act, the COVID-19 pandemic, vaccination efforts and the other risks detailed from time to time in our filings with the SEC including our Annual Form 10-K and Quarterly Form 10-Qs. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for future periods to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results and stock price performance. All dollars throughout the entire presentation are in thousands unless otherwise noted, except per share amounts. FORWARD LOOKING STATEMENTS

COMPANY OVERVIEW

4 OVERVIEW Overview NASDAQ symbol HFWA Stock price $27.18 Market capitalization $955.8 million Institutional ownership 81.7% Headquarters Olympia, WA # of branches 49 Year established 1927 Q4 2021 Financial Highlights Assets $7.43 billion Deposits $6.38 billion Loans receivable $3.82 billion Net income (GAAP) $19.4 million Pre-tax, pre-provision income (non-GAAP) $19.3 million Net interest margin 2.85% Efficiency ratio 66.61% Tier 1 leverage ratio 8.7% Total risk based capital ratio 14.8% – Map obtained from S&P Global Market Intelligence; certain locations of branches overlap on the map. – Market information as of January 14, 2022. – Refer to Appendix for calculation of non-GAAP financial measure. HFWA Branch Seattle-Tacoma-Bellevue MSA Portland-Vancouver-Hillsboro MSA Tacoma

Heritage Financial CORPORATION

COMPANY STRATEGY

Active and disciplined in M&A	• Be the "acquirer of choice" in the Pacific Northwest • Most acquisitive bank in Oregon and Washington since 2013 with 5 acquisitions • Target Metrics = IRR of >15% with earnbacks < 3 years
Allocate capital to organically grow our core banking business	• Successful hiring of individuals and teams of bankers in high-growth and dynamic Seattle and Portland markets • Disciplined approach to concentration risk and active portfolio management
Improve operational efficiencies and rationalize branch network	• Achieving increased efficiencies with operational scale, internal focus on improving processes and technology solutions, including improvement in the overhead ratio to 2.06% during Q4 2021 compared to 2.30% for the same quarter in 2020 • Closed/Consolidated 35 branches since the beginning of 2010, including 12 branches in 2021
Generate stable profitability and risk adjusted returns	• 1.38% return on average assets in 2021 compared to 0.74% in 2020 (2021 impacted by $29,372 reversal of provision for credit losses and 2020 impacted by $36,106 provision for credit losses) • Five-year growth in tangible book value (non-GAAP) of $5.33, or 44.9%, to $17.19 at December 31, 2021 from $11.86 at December 31, 2016
Maintain conservative underwriting standards and actively manage the loan portfolio	• Long track record of strong underwriting with conservative risk profile • Disciplined approach to concentration risk • Nonaccrual loans decreased 59.1% since December 31, 2020 to 0.32% of total assets
Focus on core deposits is key to franchise value over the long term	• 36.5% noninterest demand deposits to total deposits • Noninterest demand deposit CAGR of 21% since 2016 • 0.09% cost of total deposits; top 25% performance among US publicly traded banks
Proactive capital management	• History of increasing regular dividends and utilizing special dividends to manage capital • Repurchases in 2021 totaled $22.1 million, or 904,972 shares of common stock, and represented approximately 2.5% of common stock outstanding at December 31, 2020 • Strong capital ratios: Tier 1 leverage ratio = 8.7%; Total risk based capital ratio = 14.8%

- Refer to Appendix for calculation of non-GAAP financial measure.
- Comparable cost of total deposits information provided by S&P Global Market Intelligence for the third quarter of 2021 and includes banks nationwide with shares on NASDAQ or NYSE and total assets less than $100 billion; excluding pending merger targets.
- Current quarter capital ratios are estimates pending completion and filing of the Company's regulatory reports.

5

6 TECHNOLOGY INVESTMENT Objective: Invest in technologies that enable Community Banking @ Scale HeritageONE Technology convergence & omni- channel experiences Ÿ Cutting-edge, proprietary ecosystem for integrating processes and technologies to create highly converged, omni-channel customer experiences Ÿ Designed to minimize the cost of internal solution development and accelerate the Bank’s ability to integrate with best of breed vendor solutions Ÿ Investment in JAM FINTOP Blockchain fund, providing access to early-stage innovations in blockchain-based solutions; exploring opportunities to make blockchain enabled services native to the HertiageONE ecosystem 2022-2024 Roadmap Integration and process efficiency Ÿ Continued investment in HeritageONE based solutions, expanding the capabilities of existing tools and adding several new tools to drive efficiency and unify customer- experiences Ÿ Enhance digital account opening capabilities in partnership with Q2; unified call, chat and self-service IVR solution in partnership with Cisco Ÿ Customize online banking and call center platforms to leverage data to drive personalized and omni-channel experiences Key Outcomes Community Banking @ Scale Ÿ Heritage Bank positioned to be a technology leader among Community Banks Ÿ Next generation front & back office integration delivering efficiency, consistency and scalability Ÿ Bankers equipped with better sales and service tools to meet growth & profitability objectives Ÿ Vastly improved customer experience for on-boarding & managing complex banking relationships should we capitalize "bank" in second bullet of Heritage One PK-updated Is Q2's business really Q2 Grow? Will people know who this is? PK-discussed wtih Jen and decided to keep as is

7 TECHNOLOGY STRATEGY

Heritage Financial CORPORATION

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") PRACTICES

We are committed to environmental and sustainability efforts, our human capital, our customers and strengthening the communities and markets in which we operate.

Environment and Sustainability

- Have a Green Team Committee focused on sustainability
- Participating in an energy-saving pilot program with our Hillsboro branch in partnership with Energy Trust of Oregon and Strategic-Energy Management
- Continually reducing our carbon footprint through branch consolidations and focus on recycling
- Achieved a Gold Sustainability at Work certification for the Portland office

Social Responsibility and Human Capital

- Established a DEI ("Diversity, Equity, and Inclusion") Plan, a DEI Statement, a DEI Council and a DEI Officer who has been certified by the National Diversity Council and serves on the Washington Bankers Association DEI Committee.
- Focusing on the safety, health and wellness of our employees through the COVID-19 pandemic by continually monitoring and adapting operations to guidance from the Centers for Disease Control and state/local health authorities
- Assisted customers during the pandemic by providing fee waivers, loan modifications, and loans through the Small Business Administration's Paycheck Protection Program ("SBA PPP")
- Donated $1.26 million in 2021 through our Heritage Helps community investment and giving program, focused on driving positive impact in the areas of: business and economic development; education and youth development; environmental stewardship; social equity, health, and human services
- Contributed more than $152 million and $67 million to affordable housing projects in 2021 and 2020, respectively
- Provided a $10 million loan to broaden the capacity of the Washington State Small Business Flex Fund
- Awarded the American Bankers Association Community Commitment Award for Affordable Housing
- In 2021, formed the Heritage Bank Community Development Enterprise with $50 million in capitalization

Governance

- Supervised by an engaged Board who actively monitor the policies and business strategies of the Company and are committed to the interests of the Company, its shareholders, employees and communities
- Appointed two directors with technology industry experience during Q4 2021
- Utilized the Sustainability Accounting Standards Board Commercial Bank framework and industry guidance published by respected national and international organizations to identify risks and develop our ESG platform
- Maintain effective governance practices including Corporate Governance Guidelines, Committee Charters, Stock Ownership Guidelines, a Code of Ethics Policy and a Whistleblower Policy

8

9 6.5% 15.2% 4.8% 12.6% $87,753 3.2% 12.1% $72,465 Seattle MSA Portland MSA USA 2022-2027 Proj, population growth 2022-2027 Proj. median household income growth Median household income $105,233 $87,753 $72,465 STRONG AND DIVERSE ECONOMIC LANDSCAPE Market Highlights Major Employers in the Pacific Northwest Market Demographics Seattle MSA Portland MSA 3.2% $426.9B 14.2% Unemployment rate in November 2021 (compared to 4.7% for Washington state and 4.2% for USA) 2020 GDP 2022-2027 proj. growth in household income for Washington state(compared to $419.5B for 2019) 3.2% $168.4B 13.6% Unemployment rate in November 2021 (compared to 4.2% for Oregon state and 4.2% for USA) 2020 GDP 2022-2027 proj. growth in household income for Oregon state(compared to $171.0B for 2019) – Economic data obtained from www.bls.gov, www.bea.gov and S&P Global Market Intelligence. Unemployment data reflects the BLS's latest monthly Economic New Release - Employment & Unemployment.

10 MAJOR MSA FUNDS UNDER MANAGEMENT Seattle MSA Funds Under Management = Loans + Deposits $2,770 $2,941 $3,845 $4,020 $4,960 $5,309 $5,269 $5,243 $5,286 $1,476 $1,526 $1,995 $2,111 $2,650 $2,897 $3,028 $3,109 $3,231 $1,294 $1,415 $1,850 $1,909 $1,936 $1,945 $1,938 $1,992 $1,981 Deposits Non-SBA PPP loans SBA PPP loans 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Prior period information includes branches that were closed or consolidated prior to December 31, 2021. – Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. – Dollars in millions. Portland MSA Funds Under Management = Loans + Deposits $43 $112 $856 $907 $1,269 $1,345 $1,223 $1,186 $1,197 $477 $498 $676 $722 $696 $697 $723 $379 $409 $432 $442 $430 $437 $443 Deposits Non-SBA PPP loans SBA PPP loans 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 note from Brandi to discuss: "Chart might not be showing what we are marketing. Loans haven't grow in Seattle since essentially 2018. Maybe we are OK with this given pandemic? Regarding Portland, again little movement in loans since 2018" PK-discussed with Jen; we sent this to execs in December and received no objections and we revisited this specifically with Bryan as recently as Q3 or Q2 so keeping in

11 POTENTIAL GROWTH OPPORTUNITIES – Map obtained from S&P Global Market Intelligence. – Certain locations of bank headquarters overlap on the map. – Financial information as of the most recent quarter publicly available. • HFWA positioned to be the acquiror of choice in the Pacific Northwest. • Long-term goal to build a PNW regional commercial community bank; potential opportunities for M&A and production team lift-outs in OR and ID in addition to WA. • Significant number of banks remaining in HFWA footprint; further consolidation is expected. – 12 banks between $200 million and $500 million in assets – 18 banks between $500 million and $1.0 billion in assets – 15 banks between $1.0 billion and $3.0 billion in assets • Financial parameters include 15% IRR and earnback of < 3 years. Bank headquarters Brandi: Consider putting box around text. PK-added

12 Acquired Puget Sound Bancorp $639MM in assets Premier Commercial Bancorp $440MM in assets $1,015 $812 $1,369 $1,346 $1,340 $1,712 $3,651 $3,879 $4,113 $4,238 $5,553 $6,615 $7,028 $7,106 $7,259 $7,432 $556 $319 $1,747 $1,079 $12.21 $12.99 $13.10 $13.16 $13.31 $15.02 $15.68 $16.08 $20.63 $22.10 $22.85 $22.99 $23.77 $24.13 $24.34 $11.00 $12.03 $12.16 $12.23 $11.40 $10.73 $11.41 $11.86 $12.70 $13.54 $15.07 $15.77 $15.95 $16.76 $16.97 $17.19 Organic Acquired Assets Book value per share Tangible book value per share (non-GAAP) 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 HISTORICAL GROWTH ORGANIC AND ACQUISITIVE Completed 2 FDIC deals Pierce Commercial Bank $211MM in assets Cowlitz Bank $345MM in assets Merged with Washington Banking Company $1.7B in assets Acquired Valley Community Bancshares $254MM in assets Northwest Commercial Bank $65MM in assets – Refer to Appendix for calculation of non-GAAP financial measure. – Dollars in millions, except per share amounts. Brandi: Move the 2017 BV above line PK - updated $16.88

Heritage Financial CORPORATION

DEPOSIT MARKET SHARE

Washington & Oregon - 2008

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America Corporation (NC)	$32,880,496	20.36%
2	U.S. Bancorp (MN)	18,200,191	11.27%
3	Washington Mutual Inc. (WA)	18,044,059	11.17%
4	Wells Fargo & Co. (CA)	13,983,430	8.66%
5	KeyCorp (OH)	11,282,327	6.99%
6	Sterling Financial Corp. (WA)	6,314,532	3.91%
7	Washington Federal Inc. (WA)	4,697,167	2.91%
8	Umpqua Holdings Corp. (OR)	3,683,451	2.28%
9	Banner Corp. (WA)	3,511,650	2.17%
10	Frontier Financial Corp. (WA)	3,303,562	2.05%
11	Columbia Banking System Inc. (WA)	2,401,217	1.49%
12	W.T.B. Financial Corp. (WA)	2,355,857	1.46%
13	West Coast Bancorp (OR)	2,082,385	1.29%
14	HomeStreet Inc. (WA)	1,268,125	0.79%
15	Cascade Bancorp (OR)	1,142,435	0.71%
16	AmericanWest Bancorp. (WA)	1,100,332	0.68%
17	Horizon Financial Corp. (WA)	1,097,107	0.68%
18	Yakima Federal S&L Assoc. (WA)	1,094,393	0.68%
19	BNP Paribas SA	1,001,691	0.62%
20	Cascade Financial Corp. (WA)	993,356	0.62%
21	City Bank (WA)	955,179	0.59%
22	Columbia Bancorp (OR)	939,992	0.58%
23	Venture Financial Group Inc. (WA)	916,882	0.57%
24	First Financial Northwest Inc. (WA)	867,502	0.54%
25	Peoples Bancorp (WA)	845,949	0.52%
26	Cashmere Valley Financial Corp. (WA)	841,611	0.52%
27	Heritage Financial Corp. (WA)	802,020	0.50%
28	Liberty Financial Group Inc. (OR)	778,222	0.48%
29	Washington Banking Co. (WA)	733,643	0.45%
30	First Indep. Investment Group Inc. (WA)	684,404	0.42%
31	Pacific Continental Corp. (OR)	676,993	0.42%
32	PremierWest Bancorp (OR)	664,006	0.41%
33	Riverview Bancorp Inc. (WA)	630,220	0.39%
34	Olympic Bancorp Inc. (WA)	626,828	0.39%
35	Zions Bancorp. NA (UT)	571,565	0.35%
36	Whitman Bancorp. Inc. (WA)	527,546	0.33%
37	Washington First Financial Group Inc. (WA)	514,572	0.32%
38	First Fed. S&L Assoc. of Port Angeles (WA)	495,891	0.31%
39	Skagit Bancorp Inc. (WA)	486,490	0.30%
40	Timberland Bancorp Inc. (WA)	480,261	0.30%
	Total For Institutions In Market	$161,492,273	

Out of 148 Institutions

Washington & Oregon - 2013

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America Corporation (NC)	$34,290,015	19.44%
2	U.S. Bancorp (MN)	24,912,264	14.12%
3	Wells Fargo & Co. (CA)	22,985,222	13.03%
4	JPMorgan Chase & Co. (NY)	15,638,062	8.87%
5	KeyCorp (OH)	11,805,664	6.69%
6	Washington Federal Inc. (WA)	6,216,841	3.52%
7	Columbia Banking System Inc. (WA)	5,840,021	3.31%
8	Umpqua Holdings Corp. (OR)	5,499,385	3.12%
9	Sterling Financial Corp. (WA)	5,203,136	2.95%
10	Mitsubishi UFJ Financial Group Inc.	3,474,540	1.97%
11	Banner Corp. (WA)	3,255,301	1.85%
12	W.T.B. Financial Corp. (WA)	3,180,411	1.80%
13	HomeStreet Inc. (WA)	1,612,978	0.91%
14	SKBHC Holdings LLC (WA)	1,550,759	0.88%
15	Washington Banking Co. (WA)	1,410,804	0.80%
16	Yakima Federal S&L Assoc. (WA)	1,402,048	0.79%
17	BNP Paribas SA	1,314,955	0.75%
18	Heritage Financial Corp. (WA)	1,227,045	0.70%
19	Peoples Bancorp (WA)	1,119,301	0.63%
20	Cashmere Valley Bank (WA)	1,094,353	0.62%
21	Pacific Continental Corp. (OR)	1,074,590	0.61%
22	Opus Bank (CA)	968,148	0.55%
23	East West Bancorp Inc. (CA)	924,708	0.52%
24	Olympic Bancorp Inc. (WA)	807,112	0.46%
25	HSBC Holdings PLC	801,732	0.45%
26	Cascade Bancorp (OR)	799,971	0.45%
27	Zions Bancorp. NA (UT)	774,168	0.44%
28	Skagit Bancorp Inc. (WA)	666,659	0.38%
29	Riverview Bancorp Inc. (WA)	660,249	0.37%
30	First Financial Northwest Inc. (WA)	642,130	0.36%
31	First Fed. S&L Assoc. of Port Angeles (WA)	598,820	0.34%
32	Timberland Bancorp Inc. (WA)	596,187	0.34%
33	Pacific Financial Corp. (WA)	591,430	0.34%
34	Baker Boyer Bancorp (WA)	467,717	0.27%
35	Olympia Federal S&L Association (WA)	464,913	0.26%
36	Home Federal Bancorp Inc. (ID)	451,386	0.26%
37	First Citizens BancShares Inc. (NC)	415,562	0.24%
38	Citizens Bancorp (OR)	404,324	0.23%
39	Coastal Financial Corp. (WA)	349,343	0.20%
40	Evergreen Federal Bank (OR)	335,918	0.19%
	Total For Institutions In Market	$176,371,225	

Out of 120 Institutions

Washington & Oregon - 2021

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America Corporation (NC)	$61,116,155	18.10%
2	U.S. Bancorp (MN)	45,768,910	13.55%
3	JPMorgan Chase & Co. (NY)	42,247,914	12.51%
4	Wells Fargo & Company (CA)	41,397,689	12.26%
5	KeyCorp (OH)	23,612,824	6.99%
6	Umpqua Holdings Corporation (OR)	17,093,442	5.06%
7	Columbia Banking System, Inc. (WA)	14,544,320	4.31%
8	Banner Corporation (WA)	10,483,137	3.10%
9	Washington Federal, Inc. (WA)	9,702,254	2.87%
10	W.T.B. Financial Corporation (WA)	7,858,982	2.33%
11	Heritage Financial Corporation (WA)	6,083,484	1.80%
12	HomeStreet, Inc. (WA)	4,262,425	1.26%
13	First Interstate BancSystem, Inc. (MT)	3,422,135	1.01%
14	BNP Paribas SA	3,167,645	0.94%
15	Mitsubishi UFJ Financial Group, Inc.	2,825,816	0.84%
16	Peoples Bancorp (WA)	2,387,119	0.71%
17	FS Bancorp, Inc. (WA)	1,892,926	0.56%
18	Cashmere Valley Bank (WA)	1,872,322	0.55%
19	Coastal Financial Corporation (WA)	1,806,367	0.53%
20	HSBC Holdings plc	1,691,344	0.50%
21	First Republic Bank (CA)	1,628,909	0.48%
22	East West Bancorp, Inc. (CA)	1,563,575	0.46%
23	Zions Bancorporation, N.A. (UT)	1,527,609	0.45%
24	Timberland Bancorp, Inc. (WA)	1,522,879	0.45%
25	Yakima Federal S&L Association (WA)	1,495,450	0.44%
26	First Northwest Bancorp (WA)	1,472,533	0.44%
27	Olympic Bancorp, Inc. (WA)	1,437,456	0.43%
28	Riverview Bancorp, Inc. (WA)	1,423,933	0.42%
29	First Financial Northwest, Inc. (WA)	1,153,830	0.34%
30	Pacific Financial Corporation (WA)	1,144,452	0.34%
31	Pacific Premier Bancorp, Inc. (CA)	934,222	0.28%
32	Glacier Bancorp, Inc. (MT)	898,509	0.27%
33	Citizens Bancorp (OR)	893,931	0.26%
34	Sound Financial Bancorp, Inc. (WA)	814,055	0.24%
35	Summit Bank Group, Inc. (OR)	728,073	0.22%
36	First Citizens BancShares, Inc. (NC)	720,949	0.21%
37	People's Bank of Commerce (OR)	712,979	0.21%
38	Baker Boyer Bancorp (WA)	688,811	0.20%
39	Olympia Federal S&L Association (WA)	673,112	0.20%
40	BEO Bancorp (OR)	661,989	0.20%
	Total For Institutions In Market	$337,661,736	

Out of 83 Institutions

Data obtained from S&P Global Market Intelligence as of June 30 for the year indicated.

13

FINANCIAL UPDATE

15 FINANCIAL UPDATE – Q4 2021 • Net income was $19.4 million, or $0.55 per diluted share, for the fourth quarter of 2021 compared to $20.6 million, or $0.58 per diluted share, for the third quarter of 2021 and $23.9 million, or $0.66 per diluted share, for the fourth quarter of 2020. • Net income was $98.0 million, or $2.73 per diluted share, for the year ended 2021 compared to $46.6 million, or $1.29 per diluted share, for the year ended 2020. • Reversal of provision for credit losses was $5.0 million for the fourth quarter of 2021 compared to $3.1 million for both the third quarter of 2021 and the fourth quarter of 2020. Reversal of provision for credit losses was $29.4 million for the year ended 2021 compared to a provision for credit losses of $36.1 million for the year ended 2020. • The ratio of nonperforming assets to total assets decreased to 0.32% at December  31, 2021 compared to 0.36% at September 30, 2021 and 0.88%% at December 31, 2020. • Noninterest expense to average total assets, annualized, was 2.06% for the fourth quarter of 2021 compared to 2.04% for third quarter of 2021 and 2.30% for the fourth quarter of 2020. • New commercial loan commitments originated totaled $329.2 million for the fourth quarter of 2021 compared to $270.8 million in the third quarter of 2021 and $164.5 million in the fourth quarter of 2020. • Capital remains strong with a Tier 1 leverage ratio of 8.7% and a total risk-based capital ratio of 14.8% at December 31, 2021. • Declared a regular cash dividend of $0.21 per common share on January 26, 2022. – Current quarter capital ratios are estimates pending completion and filing of the Company's regulatory reports.

16 $3,768 $4,469 $3,816 $4,469 $4,596 $4,208 $3,954 $3,816 5.17% 4.44% 4.54% 4.34% 4.39% 4.47% 4.62% 4.64% 4.42%4.42% 4.48% 4.50% 4.26% 4.13% Total loans Loan yield Loan yield, excl. SBA PPP (non-GAAP) 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Loan Balances and Loan Yields Commercial & industrial 16.3% SBA PPP 3.8% Owner- occupied CRE 24.4% Non-owner occupied CRE 39.2% Residential real estate 4.3%Construction & land development 5.9% Consumer 6.1% LOAN PORTFOLIO Loan Portfolio Composition Loan Portfolio Repricing Schedule (excluding SBA PPP loans) 35.7% 33.9% 32.2% 31.9% 30.6% 30.6% 22.0% 20.3% 21.8% 21.9% 22.2% 21.3% 42.3% 45.8% 46.0% 46.2% 47.2% 48.1% Fixed rate Floating (<3 month repricing) Adjustable (>3 month repricing) 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Loan yield calculation incorporates the average balance of loans receivable, net and loans held for sale. – Refer to Appendix for calculation of non-GAAP financial measure. – Dollars in millions. 4.62%

17 LOAN PORTFOLIO COMPOSITION $3,768 $4,469 $4,596 $4,208 $3,954 $3,816 $852 $733 $694 $652 $653 $622 $805 $857 $881 $866 $908 $931 $1,289 $1,410 $1,428 $1,425 $1,460 $1,493 $132 $123 $115 $120 $126 $165$275 $306 $298 $329 $296 $227 $415 $325 $294 $272 $246 $232 $715 $887 $544 $267 $146 Commercial & industrial Owner-occupied CRE Non-owner occupied CRE Residential real estate Construction & land development Consumer SBA PPP 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Dollars in millions.

18 New Commitments Originated $18 $16 $23 $30 $23$17 $12 $22 $27 $45 $164 $226 $152 $271 $329 $353 $27 Consumer Residential Commercial, excl. SBA PPP SBA PPP Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 LOAN PRODUCTION – Dollars in millions. Brandi: My thought is Shouldn't include master products. would duplicate when loans under master created PK-discussed with Jen and excluded

19 LINE OF CREDIT ("LOC") UTILIZATION 35.78% 25.29% 22.60% 23.90% 24.74% 23.71% 37.24% 33.62% 32.56% 33.03% 30.71% 31.86% 41.50% 58.22% 51.65% 57.50% 56.73% 41.75% Utilization Rate - Construction LOCs Utilization Rate - Consumer LOCs Utilization Rate - Commercial and Industrial Loan LOCs 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 - need to double check about including all loans in the category

20 Change in Loans - Q4 2021 $3,953,884 $(125,455) $222,218 $(168,681) $(35,754) $(38,421) $7,871 $3,815,662 Loans receivable at September 30, 2021 PPP prepayments and payoffs Loans originated Prepayments Payoffs Net advances/ payments Change in net deferred fee and acquired discount Loans receivable at December 31, 2021 CHANGES IN LOANS RECEIVABLE Change in Loans - Q4 2020 $4,666,730 $(159,284) $136,081 $(123,272) $(26,697) $(31,747) $6,836 $4,468,647 Loans receivable at September 30, 2020 PPP prepayments and payoffs Loans originated Prepayments Payoffs Net advances/ payments Change in net deferred fee and acquired discount Loans receivable at December 31, 2020 Brandi: Understand possible seasonality, but should we consider adding linked quarter? Might be more relevant since that's where we focus for variance PK-discussed with Jen and decided to keep as is (would be too busy with three charts)

COMMERCIAL LOAN EXPOSURE

Heritage Financial CORPORATION

Commercial Business Loans by Industry Exposure



Health care and social assistance 9.7%
Accommodation and food services 6.1%
Retail trade 5.0%
Construction 5.0%
Other Services (except Public administration) 3.4%
Real estate and rental and leasing 51.3%
Manufacturing 3.3%
All other industries 16.2%

Industry	Amount	WARR at 12/31/20	WARR at 9/30/21	WARR at 12/31/21
Real estate and rental and leasing	$1,563,255	4.52	4.48	4.42
Health care and social assistance	294,410	4.56	4.48	4.52
Accommodation and food services	185,225	6.27	6.34	6.26
Construction	153,743	4.66	4.66	4.62
Retail trade	153,532	4.63	4.67	4.58
Other services (except Public administration)	103,899	4.86	4.74	4.65
Manufacturing	99,906	5.21	4.89	5.05
All other industries	491,846	4.70	4.50	4.50
Total	**$3,045,816**	**4.73**	**4.64**	**4.60**

CRE Loans only by Collateral Type



Recreational / school 3.2%
Other 10.3%
Office 21.9%
Mini-storage 6.0%
Warehouse 5.5%
Industrial 15.5%
Single purpose 4.5%
Motel / hotel 6.3%
Retail store / shopping center 11.1%
Mixed use property 6.5%
Multi-family 9.2%

Collateral Type	Amount	WARR at 12/31/20	WARR at 9/30/21	WARR at 12/31/21
Office	$530,245	4.52	4.39	4.34
Industrial	374,901	4.45	4.46	4.39
Retail store / shopping center	269,027	4.79	4.70	4.62
Multi-family	222,578	4.38	4.35	4.32
Mixed use property	157,725	4.77	4.76	4.66
Motel / hotel	152,744	6.20	6.17	6.09
Single purpose	109,944	4.82	4.85	4.78
Mini-storage	145,262	4.20	4.27	4.28
Warehouse	133,786	4.62	4.54	4.57
Recreational / school	77,803	5.14	5.12	5.06
Other	250,234	4.62	4.67	4.66
Total	**$2,424,249**	**4.70**	**4.65**	**4.59**

- Categorized by NAICS code.
- Excludes SBA PPP loans.
- WARR = Weighted average risk rating.

21

22 Key statistics from inception of the SBA's PPP through December 31, 2021 SBA PPP LOANS Total number of funded loans 7,184 Total amount funded $ 1,277,367 Average funded loan size $ 178 Total net fees deferred at funding $ 44,846 Net deferred fees unrecognized as of period end $ 4,936 Change in SBA PPP - Q4 2021 $266,896 $(125,455) $4,399 $145,840 SBA PPP at September 30, 2021 Payments Net fee amortized SBA PPP at December 31, 2021

23 HIGHER RISK INDUSTRIES WITH ENHANCED MONITORING – Categorized by NAICS code and excluding SBA PPP loans. Hotels and other accomodation Restaurants and other food service Recreation and fitness related activities Amortized cost $131,657 $51,001 $29,819 % of Loans receivable, excluding SBA PPP 3.6% 1.4% 0.8% Unfunded commitment $9,495 $3,442 $3,054 % Secured by real estate 92.4% 69.9% 69.0% Weighted average risk rating 6.59 5.94 5.50 Average non-zero balance loan size $2,309 $293 $659 Amortized cost classified as nonaccrual $3,379 $4,928 $835 Amortized cost classified as performing TDR $23,591 $2,042 $8 Amortized cost of criticized loans $65,758 $13,580 $7,953 Past due 30+ days on accrual status $— $— $— Brandi: Thoughts about including this. Relevant anymore? It's included in ACL as Q-factor, but that might be goign away. And, we tend to talk more about Office than these industries. PK - Tony C. agreed i think back in December this will probably be the last quarter of this

24 $45,366 $58,092 $52,868 $35,341 $25,894 $23,754 $44,525 Nonaccrual loans OREO Nonperforming assets to total assets 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.82% 0.88% 0.75% 0.50% 0.36% 0.32% NONPERFORMING ASSETS $841

25 CRITICIZED LOANS $142,796 $290,551 $269,436 $235,691 $217,248 $183,470 $44,525 $58,092 $52,868 $35,341 $25,894 $23,754 $49,412 $100,423 $107,593 $100,033 $100,800 $88,696 $48,859 $132,036 $108,975 $100,317 $90,554 $71,020 Substandard - nonaccrual Substandard - accrual Special mention 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021

26– Refer to Appendix for calculation of non-GAAP financial measure. $36,171 $70,185 $64,225 $51,562 $48,317 $42,361 ACL on loans ($) ACL on loans / Loans (%) ACL on loans / Loans excl. SBA PPP (non-GAAP) (%) 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.96% 1.57% 1.40% 1.23% 1.22% 1.11% 1.87% 1.73% 1.41% 1.31% 1.15% ALLOWANCE FOR CREDIT LOSSES ("ACL") ON LOANS

27 $4,583 $5,598 $6,381 $5,598 $6,020 $6,062 $6,216 $6,381 0.37% 0.23% 0.10% 0.14% 0.12% 0.10% 0.09% 0.09% Total deposits Cost of total deposits 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Deposit Composition DEPOSITS Deposit Balances and Cost of Total Deposits 31.6% 35.4% 36.6% 37.2% 37.0% 36.5% 29.4% 30.7% 29.9% 29.8% 30.1% 30.5% 16.4% 17.2% 17.4% 17.0% 17.3% 17.6% 11.2% 9.6% 9.7% 9.8% 9.9% 10.0% 11.4% 7.1% 6.4% 6.2% 5.7% 5.4% Noninterest demand deposits Interest bearing demand deposits Money market accounts Savings accounts Certificates of deposit 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Dollars in millions.

28 $952 $802 $1,278 $802 $894 $1,050 $1,073 $1,278 $243 $153 $757 $35 $166 $223 $100 $268 2.75% 2.40% 2.13% 2.17% 2.17% 2.09% 2.13% 2.12% Portfolio yield New purchases 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Investment Balances and Investment Yield INVESTMENT PORTFOLIO Investment Portfolio Composition (at fair value) US government and agencies 12.6% Municipal securities 17.4% Residential CMO and MBS 26.1% Commercial CMO and MBS 41.6% Corporate obligations 0.2% Other asset- backed securities 2.1% 3.15 2.69 3.73 4.22 4.35 4.853.59 5.64 8.68 6.68 7.94 5.20 Duration - total portfolio Duration - new purchases 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Portfolio Duration • Strong credit quality with 88% of portfolio invested in U.S. government and agency securities or AAA rated • 99% of portfolio is rated AA or better – Dollars in millions.

29 Change in Net Interest Margin YTD Q4 2020 vs. YTD Q4 2021 3.63% 0.15% (0.65)% (0.05)% 0.15% 3.23% YTD Q4 2020 PPP loans Loan yields Investments Other YTD Q4 2021 Net Interest Margin (GAAP) 4.22% 3.63% 3.23% 3.53% 3.51% 3.44% 3.15% 2.85%4.12% 3.57% 3.18% 3.48% 3.44% 3.41% 3.11% 2.83% NIM, excluding accretion on purchased loans (non-GAAP) Accretion 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 NET INTEREST MARGIN Change in Net Interest Margin QTD Q3 2021 vs. QTD Q4 2021 3.15% (0.20)% (0.13)% 0.03% —% 2.85% QTD Q3 2021 PPP loans Loan yields Investments Other QTD Q4 2021 – "Other" change in QTD NIM includes net impact of interest earning deposits and total interest bearing liabilities. – Refer to Appendix for calculation of non-GAAP financial measures. To discuss NIM walk with Peter. Can you remove "Other" in Q4 change table if there is none? PK-open to address after discussion with Jen about NIM walk layout with three charts not optimal. all bar charts and using the same blue in the last bars flowing directly into blue in right chart might be biggest issue. Maybe change colors of NIM chart? Otherwise I don't have suggestions on how to make this prettier! PK-updated with borders

30 Asset Repricing Composition at December 31, 2021 Floating rate (<3 month repricing) Adjustable rate (>3 month repricing) Fixed rate Total Interest earning deposits $ 1,661,915 $ — $ — $ 1,661,915 Total investment securities 103,382 73,748 1,100,598 1,277,728 Loans receivable (excluding SBA PPP) 781,727 1,121,970 1,766,125 3,669,822 Total interest earning assets $ 2,547,024 $ 1,195,718 $ 2,866,723 $ 6,609,465 % of total interest earning assets 38.5% 18.1% 43.4 % Total noninterest earning assets 822,947 Total assets $ 7,432,412 % of total assets 34.3% 16.1% 38.6 % INTEREST EARNING ASSETS Average Interest Earning Assets Composition 77.6% 67.6% 56.9% 62.8% 60.5% 57.3% 55.8% 54.4% 10.7% 8.6% 13.9% 13.8% 12.3% 6.1% 3.1% 20.3% 16.0% 15.8% 13.8% 13.9% 15.2% 16.2% 17.5% 5.7% 18.7% 9.5% 11.8% 15.2% 21.9% 25.0% Interest earning deposits Investment securities SBA PPP loans Loans receivable, net, excl. SBA PPP (Non-GAAP) 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021Brandi: Blue should be highlight for first line. Pk-updated Also, 89% in Total looks odd. Guessing it's saying that noninterest is 11%? But it's under Total assets dollar. PK-removed This is called Asset repricing. But first chart is really to help describe the NIM on the prior page. What about just Interest Earning Assets? PK-updated

31 $67.6 $46.6 $98.0 $85.4 $89.3 $91.1 Net income (GAAP) PTPP income (non-GAAP) 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $23.9 $25.3 $32.7 $20.6 $19.4 $25.2 $23.2 $26.2 $22.4 $19.3 PROFITABILITY TRENDS Return on Average Equity (GAAP) and Return on Average Tangible Common Equity (non-GAAP) Noninterest Expense/Avg. Assets Return on Average Assets (GAAP) and Pre-tax, Pre- provision Return on Average Assets (non-GAAP) 1.25% 0.74% 1.38% 1.42% 1.51% 1.85% 1.13% 1.04% 1.58% 1.42% 1.28% 1.50% 1.39% 1.48% 1.23% 1.03% ROAA (GAAP) PTPP ROAA (non-GAAP) 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Net Income (GAAP) and Pre-tax, Pre-provision Income (non-GAAP), in millions 13.35% 8.98% 17.05% 17.62% 18.37% 22.94% 13.93% 13.27% 8.56% 5.78% 11.64% 11.74% 12.43% 15.69% 9.55% 9.06% ROAE (GAAP) ROATCE (non-GAAP) 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 2.71% 2.37% 2.09% 2.30% 2.22% 2.06% 2.04% 2.06% 2019 2020 2021 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Refer to Appendix for calculation of non-GAAP financial measures.

32 12.8% 14.0% 14.5% 15.1% 14.8% 14.8% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 2.8% 4.0% 4.5% 5.1% 4.8% 4.8% Well-capitalized Excess capital 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 – Current quarter ratios are estimates pending completion and filing of the Company's regulatory reports. – Refer to Appendix for calculation of non-GAAP financial measures. – Well-capitalized represents FDIC well-capitalized ratio threshold for banks. The minimum capital ratio requirement for Tier 1 leverage and Total risk based capital is 4.0% and 8.0%, respectively. – Brokered CD capacity limited to 15% of total deposits in accordance with Bank's Asset and Liability Management policy. 10.6% 9.0% 9.1% 9.1% 8.8% 8.7% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% 5.6% 4.0% 4.1% 4.1% 3.8% 3.7% Well-capitalized Excess capital 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 CAPITAL AND SOURCES OF LIQUIDITY Tier 1 Leverage Ratio Total Risk Based Capital Equity Ratios Primary and Secondary Sources of Liquidity 10.4% 8.9% 8.5% 8.8% 8.5% 8.4% 0.5% 2.7% 3.1% 3.2% 3.2% 3.0% 14.6% 12.4% 11.8% 12.0% 11.7% 11.5% Stockholders' equity to total assets (GAAP) TCE, excluding PPP loans and cash and cash equivalents TCE (non-GAAP) 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Source December 31, 2021 Cash and cash equivalents $1,723,292 Unencumbered investment securities AFS 737,454 FHLB and FRB borrowing availability 1,113,208 Fed fund lines 215,000 Brokered CD capacity 957,201 Total $4,746,155 10.0% 9.7% 9.6% 8.9% 8.6% 10.4% 8.9% 8.5% 8.8% 8.5% 8.4% 14.6% 12.4% 11.8% 12.0% 11.7% 11.5% Stockholders' equity to total assets (GAAP) TCE, excluding PPP loans (non-GAAP) TCE (non-GAAP) 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 10.4% 8.9% 8.5% 8.8% 8.5% 8.4% 10.9% 11.6% 11.6% 12.0% 11.7% 11.4% 14.6% 12.4% 11.8% 12.0% 11.7% 11.5% Stockholders' equity to total assets (GAAP) TCE, excluding cash and cash equivalents and SBA PPP loans (non-GAAP) TCE (non-GAAP) 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021

SHAREHOLDER RETURN

34 TOTAL SHAREHOLDER RETURN Stock Summary Ticker HFWA Exchange NASDAQ Stock price $27.18 Market capitalization (in millions) $955.8 Dividend yield (regular dividend only) 3.09% Average Daily Volume (3 month) Average daily volume (shares) 151,104 Average daily volume ($000s) $4,107 52-Week High and Low Price 52-week high (March 12, 2021) 30.86 52-week low (November 30, 2021) 20.95 Per Share Tangible book value per share $17.19 EPS - 2022E $1.62 EPS - 2023E $1.88 Number of research analysts 6 Valuation Ratios Price / Tangible book value 158.1% Price / 2022E EPS 16.8x Price / 2023E EPS 14.5x Dividends Per Share Declared $0.50 $0.53 $0.72 $0.61 $0.72 $0.84 $0.80 $0.81 $0.21 $0.08 $0.10 $0.11 $0.12 $0.15 $0.18 $0.20 $0.20 $0.21$0.08 $0.11 $0.12 $0.13 $0.15 $0.18 $0.20 $0.20 $0.09 $0.11 $0.12 $0.13 $0.15 $0.19 $0.20 $0.20 $0.09 $0.11 $0.12 $0.13 $0.17 $0.19 $0.20 $0.21 $0.16 $0.10 $0.25 $0.10 $0.10 $0.10 Q1 Q2 Q3 Q4 Special dividends 2014 2015 2016 2017 2018 2019 2020 2021 2022 Diluted Earnings Per Share – Market information as of January 14, 2022. – Dividend information as of January 27, 2022. Brandi comment - "Do we want to add anything on this slide to talk about poor performance? Maybe steal some comments from KBW who have lots of positive to say?" PK-Jen addressing with Jen; probably removing the graph $0.79 $1.25 $1.30 $1.39 $1.49 $1.83 $1.29 $2.73 $0.16 $0.32 $0.30 $0.31 $0.27 $0.45 $0.34 $0.70 $0.16 $0.29 $0.30 $0.40 $0.35 $0.43 -$0.17 $0.90 $0.23 $0.32 $0.37 $0.35 $0.42 $0.48 $0.46 $0.58 $0.24 $0.32 $0.33 $0.33 $0.45 $0.47 $0.66 $0.55 Q1 Q2 Q3 Q4 2014 2015 2016 2017 2018 2019 2020 2021 You were quick! Good work. Overall this is a positive trend!

APPENDIX - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND QUARTERLY FINANCIAL STATISTICS

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2019	2020	2021	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets:								
Net income (GAAP)	$67,557	$46,570	$98,035	$23,882	$25,344	$32,702	$20,592	$19,397
Exclude income tax expense	13,488	6,610	22,472	4,429	5,102	7,451	4,997	4,922
Exclude provision for (reversal of provision for) credit losses	4,311	36,106	(29,372)	(3,133)	(7,199)	(13,987)	(3,149)	(5,037)
Pre-tax, pre-provision income (non-GAAP)	$85,356	$89,286	$91,135	$25,178	$23,247	$26,166	$22,440	$19,282
Average total assets	$5,411,078	$6,293,622	$7,126,250	$6,675,477	$6,799,625	$7,079,205	$7,214,960	$7,403,597
Return on average assets, annualized (GAAP)	1.25 %	0.74 %	1.38 %	1.42 %	1.51 %	1.85 %	1.13 %	1.04 %
Pre-tax, pre-provision return on average assets, annualized (non-GAAP)	1.58 %	1.42 %	1.28 %	1.50 %	1.39 %	1.48 %	1.23 %	1.03 %
Loan Yield, excluding SBA PPP Loans, annualized:								
Interest and fees on loans (GAAP)	$189,515	$192,417	$189,832	$50,089	$49,524	$50,750	$46,863	$42,695
Exclude impact on loan yield from SBA PPP loan interest and fees	—	(19,472)	(32,109)	(8,739)	(9,136)	(10,003)	(8,042)	(4,928)
Adjusted interest and fees on loans (non-GAAP)	$189,515	$172,945	$157,723	$41,350	$40,388	$40,747	$38,821	$37,767
Average loans receivable, net (GAAP)	$3,668,665	$4,335,564	$4,181,464	$4,540,962	$4,490,499	$4,402,868	$4,005,585	$3,836,029
Exclude average SBA PPP loans	—	(589,635)	(549,422)	(822,460)	(832,148)	(777,156)	(392,570)	(204,436)
Adjusted average loans receivable, net (non-GAAP)	$3,668,665	$3,745,929	$3,632,042	$3,718,502	$3,658,351	$3,625,712	$3,613,015	$3,631,593
Loan yield, annualized (GAAP)	5.17 %	4.44 %	4.54 %	4.39 %	4.47 %	4.62 %	4.64 %	4.42 %
Loan yield, excluding SBA PPP loans, annualized (non-GAAP)	5.17 %	4.62 %	4.34 %	4.42 %	4.48 %	4.50 %	4.26 %	4.13 %

36

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2019	2020	2021	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
Return on Average Tangible Common Equity:								
Net income (GAAP)	$67,557	$46,570	$98,035	$23,882	$25,344	$32,702	$20,592	$19,397
Add amortization of intangible assets	4,001	3,525	3,111	859	797	797	758	759
Exclude tax effect of adjustment	(840)	(740)	(653)	(180)	(167)	(167)	(159)	(159)
Tangible net income (non-GAAP)	$70,718	$49,355	$100,493	$24,561	$25,974	$33,332	$21,191	$19,997
Average stockholders' equity (GAAP)	$789,502	$805,580	$842,067	$808,999	$827,021	$835,761	$855,708	$849,383
Exclude average intangible assets	(259,667)	(255,898)	(252,540)	(254,587)	(253,747)	(252,956)	(252,159)	(251,331)
Average tangible common stockholders' equity (non-GAAP)	$529,835	$549,682	$589,527	$554,412	$573,274	$582,805	$603,549	$598,052
Return on average equity, annualized (GAAP)	8.56 %	5.78 %	11.64 %	11.74 %	12.43 %	15.69 %	9.55 %	9.06 %
Return on average tangible common equity, annualized (non-GAAP)	13.35 %	8.98 %	17.05 %	17.62 %	18.37 %	22.94 %	13.93 %	13.27 %
Net Interest Margin, excluding Incremental Accretion on Purchased Loans, annualized:								
Net interest income (GAAP)	$199,682	$200,997	$205,789	$52,455	$52,238	$54,265	$51,378	$47,908
Exclude incremental accretion on purchased loans	(4,876)	(3,446)	(2,638)	(795)	(1,075)	(495)	(681)	(387)
Adjusted net interest income (non-GAAP)	$194,806	$197,551	$203,151	$51,660	$51,163	$53,770	$50,697	$47,521
Average total interest earning assets, net	$4,729,885	$5,535,236	$6,381,048	$5,913,765	$6,042,566	$6,327,171	$6,474,527	$6,671,984
Net interest margin, annualized (GAAP)	4.22 %	3.63 %	3.23 %	3.53 %	3.51 %	3.44 %	3.15 %	2.85 %
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.12 %	3.57 %	3.18 %	3.48 %	3.44 %	3.41 %	3.11 %	2.83 %

37

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2019	2020	2021 Q1	2021 Q2	2021 Q3	2021 Q4
Tangible Common Equity to Tangible Assets:						
Total stockholders' equity (GAAP)	$809,311	$820,439	$827,151	$855,984	$848,404	$854,432
Exclude intangible assets	(257,552)	(254,027)	(253,230)	(252,433)	(251,675)	(250,916)
Tangible common equity (non-GAAP)	$551,759	$566,412	$573,921	$603,551	$596,729	$603,516
Total assets (GAAP)	$5,552,970	$6,615,318	$7,028,392	$7,105,672	$7,259,038	$7,432,412
Exclude intangible assets	(257,552)	(254,027)	(253,230)	(252,433)	(251,675)	(250,916)
Tangible assets (non-GAAP)	$5,295,418	$6,361,291	$6,775,162	$6,853,239	$7,007,363	$7,181,496
Total assets (GAAP)	$5,552,970	$6,615,318	$7,028,392	$7,105,672	$7,259,038	$7,432,412
Exclude intangible assets	(257,552)	(254,027)	(253,230)	(252,433)	(251,675)	(250,916)
Exclude SBA PPP loans	—	(715,121)	(886,761)	(544,250)	(266,896)	(145,840)
Exclude cash and cash equivalents	(228,568)	(743,322)	(934,316)	(1,264,933)	(1,634,739)	(1,723,292)
Tangible assets, excl. cash and cash equivalents and SBA PPP loans (non-GAAP)	$5,066,850	$4,902,848	$4,954,085	$5,044,056	$5,105,728	$5,312,364
Stockholders' equity to total assets (GAAP)	14.6 %	12.4 %	11.8 %	12.0 %	11.7 %	11.5 %
Tangible common equity to tangible assets (non-GAAP)	10.4	8.9	8.5	8.8	8.5	8.4
Tangible common equity to tangible assets, excl. cash and cash equivalents and SBA PPP loans (non-GAAP)	10.9	11.6	11.6	12.0	11.7	11.4
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:						
Allowance for credit losses on loans	$36,171	$70,185	$64,225	$51,562	$48,317	$42,361
Loans receivable (GAAP)	$3,767,879	$4,468,647	$4,595,869	$4,207,530	$3,953,884	$3,815,662
Exclude SBA PPP loans	—	(715,121)	(886,761)	(544,250)	(266,896)	(145,840)
Loans receivable, excluding SBA PPP (non-GAAP)	$3,767,879	$3,753,526	$3,709,108	$3,663,280	$3,686,988	$3,669,822
ACL on loans to loans receivable (GAAP)	0.96 %	1.57 %	1.40 %	1.23 %	1.22 %	1.11 %
ACL on loans to loans receivable, excl. SBA PPP loans (non-GAAP)	0.96 %	1.87 %	1.73 %	1.41 %	1.31 %	1.15 %

38

Heritage Financial CORPORATION

NON-GAAP FINANCIAL MEASURES

	2009	2010	2011	2012	2013	2014	2015	2016
Tangible Book Value Per Share:								
Total stockholders' equity (GAAP)	$158,498	$202,279	$202,520	$198,938	$215,762	$454,506	$469,970	$481,763
Exclude intangible assets	(13,358)	(14,965)	(14,525)	(14,098)	(30,980)	(129,918)	(127,818)	(126,403)
Exclude preferred stock	(23,487)	—	—	—	—	—	—	—
Tangible common equity (non-GAAP)	$121,653	$187,314	$187,995	$184,840	$184,782	$324,588	$342,152	$355,360
Shares outstanding	11,057,972	15,568,471	15,456,297	15,117,980	16,210,747	30,259,838	29,975,439	29,954,931
Book value per share (GAAP)	$12.21	$12.99	$13.10	$13.16	$13.31	$15.02	$15.68	$16.08
Tangible book value per share (non-GAAP)	$11.00	$12.03	$12.16	$12.23	$11.40	$10.73	11.41	$11.86

	2017	2018	2019	2020	2021			
					Q1	Q2	Q3	Q4
Tangible Book Value Per Share (continued):								
Total stockholders' equity (GAAP)	$505,305	$760,723	$809,311	$820,439	$827,151	$855,984	$848,404	$854,432
Exclude intangible assets	(125,117)	(261,553)	(257,552)	(254,027)	(253,230)	(252,433)	(251,675)	(250,916)
Tangible common equity (non-GAAP)	$380,188	$499,170	$551,759	$566,412	$573,921	$603,551	$596,729	$603,516
Shares outstanding	29,927,746	36,874,055	36,618,729	35,912,243	35,981,317	36,006,560	35,166,599	35,105,779
Book value per share (GAAP)	$16.88	$20.63	$22.10	$22.85	$22.99	$23.77	$24.13	$24.34
Tangible book value per share (non-GAAP)	$12.70	$13.54	$15.07	$15.77	$15.95	$16.76	$16.97	$17.19

39

40 As of Period End or for the Three Months Ended December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 Profitability: Net income (GAAP) $ 19,397 $ 20,592 $ 32,702 $ 25,344 $ 23,882 Pre-tax, pre-provision net income (non-GAAP) 19,282 22,440 26,166 23,247 25,178 Diluted earnings per share $ 0.55 $ 0.58 $ 0.90 $ 0.70 $ 0.66 Return on average assets (GAAP) 1.04% 1.13% 1.85% 1.51% 1.42 % Pre-tax, pre-provision return on average assets (non-GAAP) 1.03 1.23 1.48 1.39 1.50 Return on average common equity (GAAP) 9.06 9.55 15.69 12.43 11.74 Return on average tangible common equity (non-GAAP) 13.27 13.93 22.94 18.37 17.62 Net interest margin 2.85 3.15 3.44 3.51 3.53 Efficiency ratio 66.61 62.35 58.18 61.57 60.50 Noninterest expense to average total assets 2.06% 2.04% 2.06% 2.22% 2.30 % Balance Sheet: Total assets $ 7,432,412 $ 7,259,038 $ 7,105,672 $ 7,028,392 $ 6,615,318 Loans receivable, net 3,773,301 3,905,567 4,155,968 4,531,644 4,398,462 Total deposits $ 6,381,337 $ 6,215,558 $ 6,061,706 $ 6,019,698 $ 5,597,990 Loan to deposit ratio 59.8% 63.6% 69.4% 76.3% 79.8 % Capital: Book value per share (GAAP) $ 24.34 $ 24.13 $ 23.77 $ 22.99 $ 22.85 Tangible book value per share (non-GAAP) $ 17.19 $ 16.97 $ 16.76 $ 15.95 $ 15.77 Tier 1 leverage capital to average quarterly assets 8.7% 8.8% 9.1% 9.1% 9.0 % Total capital to risk-weighted assets 14.8% 14.8% 15.1% 14.5% 14.0 % Credit Quality: Nonperforming assets to total assets 0.32% 0.36% 0.50% 0.75% 0.88 % ACL on loans to loans receivable (GAAP) 1.11 1.22 1.23 1.40 1.57 ACL on loans to loans receivable, excluding SBA PPP (non-GAAP) 1.15% 1.31% 1.41% 1.73% 1.87% – Refer to Appendix for calculation of non-GAAP financial measure. QUARTERLY FINANCIAL STATISTICS

QUESTIONS AND ANSWERS